Exhibit 10.20

Form of Note Purchase Agreement

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of March 27, 2013, by and among GREENWOOD ASSET PORTFOLIO, LLC, a Delaware limited liability company (the “Issuer”), the direct and indirect parent companies of the Issuer named on the signature pages hereto (the “Guarantors” and, together with the Issuer, the “Obligors”), and the purchasers named on the signature pages hereto (the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Issuer proposes to sell to the Purchasers senior secured increasing rate notes (the “Notes”) with an aggregate Initial Note Balance (as defined in the Indenture described below) of up to $45,000,000, and previously entered into a Commitment Letter, dated March 1, 2013, with the Guarantors and the Commitment Parties named therein (the “Commitment Letter”);

WHEREAS, the Notes will be issued pursuant to the Indenture, dated the date hereof, among the Issuer, the Guarantors, and Wilmington Trust, National Association, as indenture trustee (capitalized terms used in this Agreement and not defined have the meanings specified in the Indenture; rules of construction set forth in Section 1.03 of the Indenture apply equally to this Agreement); and

WHEREAS, the Notes are being offered and sold to the Purchasers without being registered under the Securities Act, in reliance on an exemption therefrom;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION I. PURCHASE AND SALE; ISSUE DATE

Section 1.1 Purchase and Sale.

(a) On and subject to the terms and conditions of this Agreement and the Indenture, on the Issue Date, the Issuer agrees to issue, sell and deliver to each Purchaser the Note with an Initial Note Balance set forth opposite such Purchaser’s name on Schedule 1, and on the basis of the representations and warranties of the Obligors set forth in this Agreement and the other Transaction Documents, and subject to the terms and conditions set forth herein and therein, each Purchaser hereby agrees to purchase such Note on the Issue Date from the Issuer in accordance with the terms set forth herein.

(b) The purchase price for each Note is 92% of its Initial Note Balance (the “Purchase Price”)

Section 1.2 Issue Date.

(a) Prior to 1:00 p.m. on the Issue Date, each Purchaser shall transfer in immediately available funds the Purchase Price for its Note to the Collateral Account. After the

aggregate Purchase Price for Notes with an aggregate Initial Note Balance of $45,000,000 has been received by the Indenture Trustee, (i) the Notes shall be issued and delivered to the Purchasers thereof, and (ii) the Indenture Trustee, in accordance with the written direction of the Issuer, shall transfer from the Collateral Account to Holdings the Permitted Payment permitted to be paid on the Issue Date pursuant to the Indenture and shall pay from the Collateral Account on behalf of the Issuer the amounts referred to below in Section 2.1(e). Funds may be deemed received by the Indenture Trustee upon receipt by the Indenture Trustee and the Issuer of a Fedwire reference number in the correct amount from the relevant Purchaser prior to the time specified.

(b) If any Purchaser fails to transfer its Purchase Price as provided and prior to the time set forth in Section 1.2(a) (a “Defaulting Purchaser”), the purchase of the other Notes by the other Purchasers (the “Non-Defaulting Purchasers”) will proceed in accordance with this Agreement, provided that (i) Notes with an aggregate Initial Note Balance of at least $35,000,000 are purchased by the Non-Defaulting Purchasers pursuant to Section 1.2(a), and (ii) any Purchasers defined as “Indaba” or “Nantahala” in the Commitment Letter are not required to proceed with their purchases of Notes if any of the Purchasers defined as “Bulldog” in the Commitment Letter are Defaulting Purchasers.

(c) Notwithstanding the foregoing, in the event there is a Non-Defaulting Purchaser, one of the other Purchasers or one or more third-party investors, in each case, if approved in writing by Indaba Capital Management LLC and Nantahala Capital Management, LLC (such approval only being required of each of them to the extent that no Purchaser defined as “Indaba” or “Nantahala”, respectively, in the Commitment Letter is a Defaulting Purchaser) may purchase such Defaulting Purchaser’s Note from the Issuer.

(d) If the Purchase Price for Notes with at least an aggregate Initial Note Balance of $35,000,000 is not received by the Indenture Trustee prior to 1:00 p.m. on the Issue Date, any Purchase Price received shall be returned in full to the relevant Purchaser by the Indenture Trustee in accordance with the written direction of the Issuer, and this Agreement shall terminate.

SECTION II. CONDITIONS PRECEDENT

Section 2.1 Conditions to Purchase. The following shall be conditions precedent to the Purchase:

(a) The Notes shall have been duly authorized, executed, authenticated, delivered and issued and, upon payment of the Purchase Price, shall be entitled to the benefits of the Indenture. This Agreement and each of the other Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.

(b) The Purchasers shall have received a written legal opinion under United States and New York State law, in form and substance satisfactory to the Purchasers, from each of (i) Foley & Lardner LLP, covering corporate, enforceability, Lien perfection, non-contravention of law, no required approvals, no registration, Investment Company Act and such other matters as the Purchasers may reasonably request and (ii) general counsel of the Obligors, covering non-contravention of material agreements and absence of material litigation.

(c) The Purchasers and the Indenture Trustee shall have each received signature and incumbency certificates executed by the authorized officers of each of the Guarantors and the Issuer, to enable each of them to enter into the Transaction Documents to which such entity is a party.

(d) The Purchasers and the Indenture Trustee shall have received a closing certificate from each Obligor, including (i) the certificate of incorporation or articles of organization of such Obligor, as applicable, certified by the relevant authority of the jurisdiction of organization of such Obligor, (ii) certified bylaws or other operating agreement, as applicable, of such Obligor and (iii) a good standing certificate for such Obligor from its jurisdiction of organization.

(e) The costs and expenses incurred by any Purchaser on or prior to the Issue Date and described in the first sentence of Section 3 of the Commitment Letter shall have been reimbursed to such Purchaser, or paid directly, by the Issuer. Such costs and expenses shall be set forth on a “closing schedule of fees and expenses” approved by the Purchasers and the Issuer and submitted by the Issuer to the Indenture Trustee with appropriate wire instructions.

(f) The representations and warranties of the Issuer set forth or referred to in Section 3.1 hereof and in the other Transaction Documents shall be true and correct on the Issue Date.

(g) No Default or Event of Default has occurred and is continuing.

(h) All corporate and other proceedings in connection with the transactions contemplated hereby and the other Transaction Documents and all documents, opinions and certificates incident thereto shall be satisfactory in form and in substance to the Purchasers.

(i) The Indenture Trustee shall have received the initial Budget, Portfolio Premium Schedule and Cash Balance Report due on the Issue Date in accordance with the terms of the Indenture. The initial Budget (but not such other documents) shall be provided to the Purchasers.

(j) All governmental and third party approvals necessary in connection with the continuing operations of the Group Companies and the transactions contemplated hereby shall have been obtained and be in full force and effect.

(k) The Purchasers and the Indenture Trustee shall have received the results of a recent Lien search with respect to each Obligor, and such search shall reveal no Liens on any of the assets of the Obligors except for Permitted Liens, to the extent such Permitted Liens may be present on such assets under the Indenture.

(l) The Indenture Trustee shall have received the certificates representing the Pledged Collateral as defined in and pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. UCC financing statements contemplated by the Security Documents shall have been recorded in the appropriate filing office.

(m) The Issuer shall have obtained, and provided to the Purchasers, a CUSIP number for the Notes.

(n) The Issuer shall have provided the Securities Intermediary with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Securities Intermediary may request.

(o) Unless a waiver shall have been obtained in accordance with Section 2.2, the Issuer’s acceptance of the proceeds of the Note issued on the Issuance Date shall be deemed its acknowledgement that the conditions to closing set forth herein have been complied with or otherwise waived as of such date.

Section 2.2 Purchaser’s Waiver of Compliance. Any Purchaser may in its sole discretion waive compliance with any conditions to the obligations of such Purchaser set forth in Section 2.1 hereof.

SECTION III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants to the Indenture Trustee and the Purchasers that as of the Issue Date:

(a) Organization and Good Standing. Such Obligor has been duly formed and is validly existing and in good standing under the laws of its state of organization or incorporation, as applicable, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(b) Binding Obligation. This Agreement and the other Transaction Documents to which it is a party have each been duly executed and delivered on behalf of such Obligor and this Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(c) No Consent Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by such Obligor of this Agreement or any of the other Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Purchasers of any of their rights or remedies thereunder which have not been duly obtained.

(d) No Violation. The consummation of the transaction contemplated by this Agreement and the Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of such Obligor, or any indenture, agreement or other instrument to which such Obligor is a party or by which it is bound; nor violate any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Security Documents).

(e) No Proceedings. There is no pending or, to such Obligor’s knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting such Obligor, its officers or directors, or the property of such Obligor, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the pledge of any of the Portfolio Policies or any other part of the Collateral or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by any Obligor of this Agreement or any of the Transaction Documents or the interests of the Purchasers in the Portfolio Policies or any other part of the Collateral or (B) the validity or enforceability of this Agreement or any of the Transaction Documents or (iv) asserting a claim for payment of money adverse to such Obligor or the conduct of its business other than the litigation disclosed in Holdings’ filings posted on the SEC Edgar website or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

(f) Obligor Not Insolvent. Such Obligor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents.

(g) Name. The legal name of such Obligor is as set forth in the signature page of this Agreement and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(h) Schedule of Portfolio Policies. As of the Issue Date Issuer is the 100% beneficial owner of at least 195 Life Policies, at least 190 of which are titled in the name of the Securities Intermediary and are held in the Securities Account.

(i) Fair Market Value of Policies. The Fair Market Value of the Portfolio Policies on the Issue Date is at least $95,000,000, and there have been no sales of any of the Portfolio Policies between March, 1, 2013 and the Issue Date (inclusive).

(j) Financial Statements. The audited consolidated balance sheets of Holdings as at December 31, 2011 and December 31 2010, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Grant Thornton LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at September 30, 2012, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(k) No Change. Since September 30, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(l) Ownership of Properties; Liens. Each Obligor has good title to, or a valid leasehold interest in, (i) all Collateral owned by it and (ii) all of its property that is essential to its business as conducted on the Issue Date, and none of such Collateral or other property is subject to any Lien except as permitted by Section 4.09 of the Indenture.

(m) Taxes. Each Obligor has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Obligor); no tax Lien has been filed, and, to the knowledge of the applicable Obligor, no claim is being asserted, with respect to any such tax, fee or other charge, except in respect of an audit of Holdings for 2010.

(n) Federal Regulations. No part of the proceeds of the sale of any Notes, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States (or any successor) (the “Board”). If requested by any Purchaser or the Indenture Trustee, the Issuer will furnish to the Indenture Trustee and each Holder a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

(o) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Obligor pending or, to the knowledge of such Obligor, threatened; (b) hours worked by and payment made to employees of each Obligor have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters; and (c) all payments due from any Obligor on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Obligor.

(p) ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Obligor and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Pension Plans.

(q) Investment Company Act; Other Regulations. No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Obligor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(r) Accuracy of Information. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of any Obligor to the Indenture Trustee or the Purchasers, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. Holdings has complied with its disclosure obligations set forth in Section 2 of the Commitment Letter.

(s) Security Documents. Each of the Indenture and each Security Document is effective to create in favor of the Indenture Trustee, for the benefit of the Purchasers, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Pledge Agreement, when certificates representing such Collateral are delivered to the Indenture Trustee (together with a properly completed and signed power or endorsement), and in the case of the other Collateral described herein and the Security Documents, when financing statements and other filings in appropriate form are filed, the Indenture and each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the

Obligors in such Collateral and the proceeds thereof, as security for the Secured Obligations (in the case of the Issuer) or the Obligations (as defined in the Pledge Agreement, in the case of the Guarantors), in each case prior and superior in right to any other Person.

(t) Reserved.

(u) Portfolio Policy Representations. The Issuer represents and warrants to the Indenture Trustee and the Purchasers as of the Issue Date, with respect to each Portfolio Policy, as follows:

(i) The contestability period and suicide period have expired.

(ii) Subject to any issue relating to insurable interest, except with respect to any Portfolio Policy where the original owner designated a beneficiary to retain a portion of the death benefit associated with such policy upon its acquisition by an Affiliate of the Issuer, such Portfolio Policy and the legal and beneficial interests in the death benefit are capable of being sold, transferred and conveyed to a purchaser in a manner such that the purchaser will acquire 100% of the legal and beneficial interests in such Portfolio Policy, that to the knowledge of the Issuer will be free and clear of any Liens, claims or encumbrances of any nature whatsoever.

(iii) To the knowledge of the Issuer, there is no dispute, claim, action or proceeding pending or, threatened, which alleges that a person other than the Issuer has a beneficial or ownership interest in, to or under such Portfolio Policy or that the Issuer does not have a valid and enforceable claim to collect the death benefits on such Portfolio Policy.

(iv) Applicable Requirements of Law do not prohibit the transfer of legal or beneficial ownership of such Portfolio Policy.

(v) The original owners of each Portfolio Policy were: the insured, the insured’s spouse, child or children, other individual or business relation with insurable interest in the life of the insured, or an irrevocable life insurance trust where the beneficiaries of such trust were one or more of the foregoing.

(v) No Solicitation. No form of general solicitation or general advertising was used by any Obligor or its representatives in connection with the offer and sale of the Notes. No investors were solicited or otherwise approached by such Obligor or any representative of such Obligor for the purpose of offering the Notes for sale who were not institutional investors. Such Obligor has not issued or sold any Notes within the six-month period immediately preceding the date hereof or securities that could be integrated with the Notes. Neither such Obligor nor any representative on its behalf has offered or sold, nor will any of them offer or sell, any Notes in any manner that would render the issuance and sale of the Notes a violation of the Securities Act or any state securities or “Blue Sky” laws, or require registration pursuant thereto, nor has any of them authorized, nor will any authorize, any Person to act in such manner.

(w) Registration Exemption. The offer and sale of the Notes to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and it is not necessary to qualify an indenture in respect of the Notes. The Indenture is not required to be qualified under the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Agreement.

(x) No Other Sales Contracts. Such Obligor has not entered and will not enter into any contractual arrangement with respect to the distribution or sale of the Notes except for this Agreement.

(y) Third Party Beneficiary. The Obligors acknowledge and agree that the Indenture Trustee is a third-party beneficiary of this Section 3.1 and the other provisions of this Agreement related hereto (including, without limitation, Section 4.1).

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Issuer that as of the date hereof:

(a) Due Authorization. This Agreement has been duly authorized by such Purchaser and, on the Issue Date, will have been duly executed and delivered by such Purchaser.

(b) Binding Obligation. Assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Violation. The execution, delivery and performance of this Agreement by such Purchaser and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Purchaser or any of its properties, (ii) any agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the properties of such Purchaser is subject, or (iii) the organizational documents of such Purchaser.

(d) Purchaser Letter. Each Purchaser hereby delivers a letter in the form of Exhibit A hereto (a “Purchaser Letter”) to the Issuer and makes the representations and warranties set forth in such Purchaser Letter to the Issuer.

(e) Securities Act. Each Purchaser represents and warranty that it is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act, that it will transfer interests in any Note only in accordance with the Indenture.

Section 3.3 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.

SECTION IV. INDEMNIFICATION

Section 4.1 Each Obligor jointly and severally agrees to indemnify and hold harmless each of the Purchasers and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, representative and assign of each of the forgoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, expenses or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Transaction Documents, the use of proceeds thereof or the other transactions contemplated thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and each such Obligor jointly and severally agrees to reimburse each Indemnified Person upon demand for any legal or other out-of-pocket expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding; provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. In the case of any Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by any of the Obligors or their respective securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Transaction Documents or the transactions thereunder are consummated. Notwithstanding any other provision of this Transaction Documents, (i) no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission and (ii) no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Obligors, or any of your or their respective securityholders or creditors arising out of, related to or in connection with the Transaction Documents or the other transactions contemplated thereby, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct, and it is further agreed that the Purchasers shall have liability (if any) only to the Obligors (as opposed to any other Person) and that each Purchaser shall be liable solely in respect of its own commitment under the Transaction Documents on a several, and not joint, basis with any other Purchaser.

No Obligor will, without the prior written consent of the Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any

Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from all liability arising out of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnified Person.

SECTION V. MISCELLANEOUS

Section 5.1 Amendments and Waivers. This Agreement may only be amended in writing by all of the parties hereto (other than as expressly set forth in Section 2.2 hereof).

Section 5.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows in the case of the Issuer and the Guarantors and as set forth on Exhibit B in the case of any Purchaser, or, to such other address as may be hereafter notified to the Indenture Trustee by the respective parties hereto:

The Issuer:	Greenwood Asset Portfolio, LLC
701 Park of Commerce Boulevard, Suite 301
Boca Raton, FL 33487
Attention of: Office of the General Counsel
Facsimile:

Holdings:	Imperial Holdings, Inc.
701 Park of Commerce Boulevard, Suite 301
Boca Raton, FL 33487
Attention of: Office of the General Counsel
Facsimile:

Parent:	OLIPP IV, LLC
701 Park of Commerce Boulevard, Suite 301
Boca Raton, FL 33487
Attention of: Office of the General Counsel
Facsimile:

Section 5.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Issuer and the Purchasers, and their respective successors and assigns, provided that the Issuer may not assign its rights hereunder without prior written consent from the Purchasers.

Section 5.5 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.6 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 5.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 5.8 Termination. This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on the Notes and all other amounts payable to the Purchasers or the Indenture Trustee under the Transaction Documents and the termination of the Commitment.

Section 5.9 Limited Recourse; No Proceedings. The obligations of the Obligors under this Agreement are solely the obligations of the Obligors. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Obligors, or any officer of it in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Obligors.

Section 5.10 Survival of Representations and Warranties and Indemnification. All representations and warranties made and indemnification provided hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement and shall survive until the termination as provided under the Indenture.

Section 5.11 Submission to Jurisdiction; Waivers. EACH OF EACH OBLIGOR AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR

RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE INDENTURE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 5.12 WAIVERS OF JURY TRIAL. EACH OF EACH OBLIGOR AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENWOOD ASSET PORTFOLIO, LLC, as Issuer

By:
Name:
Title:

OLIPP IV, LLC, as Guarantor

By:
Name:
Title:

IMPERIAL HOLDINGS, INC., as Guarantor

By:
Name:
Title:

[Note Purchase Agreement Signature Page – Greenwood Asset Portfolio, LLC/OLIPP IV LLC/Imperial Holdings, Inc.]

PURCHASER:

[Name of Purchaser]

By:
Name:
Title:

[Note Purchase Agreement Signature Page]

SCHEDULE 1

PURCHASERS AND INITIAL NOTE BALANCES

EXHIBIT A

FORM OF PURCHASER LETTER

[Date]

GREENWOOD ASSET PORTFOLIO, LLC

701 Park of Commerce Boulevard

Boca Raton, FL 33487

Re	GREENWOOD ASSET PORTFOLIO, LLC

Notes

Ladies and Gentlemen:

This letter (the “Investor Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to that certain Note Purchase Agreement dated as of March 27, 2013 (as in effect, the “Note Purchase Agreement”), between Greenwood Asset Portfolio as Issuer, certain of the Issuer’s affiliates as guarantors, and the Purchasers. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement. The Purchaser represents to and agrees with the Issuer as follows:

(a) The Purchaser is authorized to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, is experienced in investing in the capital markets and is able to bear the economic risk of such investment. The Purchaser is aware that investment in the Notes involves a high degree of risk, and the Notes are, therefore, a speculative investment.

(c) The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested and deemed necessary in connection with making such investment decision. The Purchaser has, independently and without reliance upon any other Purchaser, and based on such documents and information as it has deemed appropriate and adequate for such purpose, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Issuer, and made its own decision to purchase its interest in the Notes (including, without limitation, having considered the income tax consequences of purchasing, owning or disposing of the Notes in light of the Purchaser’s particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction), and will, independently and without reliance upon any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer.

(d) The Purchaser is an “accredited investor”, as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or is a “qualified institutional buyer” (within the meaning of Rule 144A thereunder) and is acquiring the Notes (or an interest in the Notes) for its own account for investment purposes. The Purchaser understands that the offering and sale of the Notes (or any interest in therein) has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “Blue Sky” law, and that the offering and sale of the Notes (or any interests therein) have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d) The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, an “Employee Plan”), an entity whose underlying assets include the assets of any Employee Plan, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or the Purchaser’s purchase, holding and disposition of the Notes does not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available.

(e) The Purchaser is acquiring an interest in the Notes without a view to any distribution, resale or other transfer except as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer the Notes, or any interest or participation in the Notes, except in a transaction exempt from the registration requirements of the Securities Act, and applicable state securities or “blue sky” laws. The Purchaser understands and acknowledges that no Obligor has made or will be making any representation as to the availability of Rule 144A, Regulation S or Rule 144 under the Securities Act for the reoffer, resale, pledge or transfer of the Notes.

(f) This Investor Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

EXHIBIT B

PURCHASER NOTICE INFORMATION